Exhibit 99.1

DeVry Inc. Announces Strong Fiscal 2008 Second-Quarter Results

Trailing 12 Month Revenue Reaches $1 Billion

OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--DeVry Inc. (NYSE: DV), a global provider of educational services, reported financial results for its fiscal 2008 second quarter and the six-month period ended December 31, 2007. Financial highlights are as follows:

Three Months Ended December 31

  Revenues in the second quarter of fiscal 2008 increased 16.2 percent to $273.7 million, compared with $235.6 million for the same quarter one year ago.
  Operating income was $46.9 million in the second quarter of fiscal 2008 compared to $21.8 million for the same period last year, an increase of 115 percent.
  Net income for the second quarter was $35.8 million compared to $16.4 million in the same period last year, an increase of 118 percent. In the second quarter of fiscal 2008 diluted earnings per share were $0.49 compared with $0.23 per diluted share last year, an increase of 113 percent. Second-quarter diluted weighted average shares outstanding increased to 72,520,000 in fiscal 2008 from 71,282,000 in fiscal 2007.

Six Months Ended December 31

  For the first six months of fiscal 2008, revenues were up 15.2 percent to $524.1 million compared to $454.8 million last year. Trailing twelve month revenues crossed the $1 billion mark.
  Operating income increased 47.6 percent to $80.8 million in the first half of fiscal 2008 compared to $54.8 million for the same period last year.
  Net income for the first six months of fiscal 2008 increased 67.9 percent to $62.6 million compared to $37.3 million in the same period last year. In the first half of fiscal 2008 diluted earnings per share were $0.87 compared with $0.52 per diluted share last year, an increase of 67.3 percent. Six-month diluted weighted average shares outstanding increased to 72,274,000 in fiscal 2008 from 71,162,000 in fiscal 2007.

Net income in the first half of fiscal 2008 includes the up front loss of $2.3 million, net of tax, or $0.03 per share, from the sale/leaseback transactions at Phoenix, Seattle, and Alpharetta, Ga., while last year’s results included the gain from the West Hills, Calif., facility sale, which was $11.8 million, net of tax, or $0.16 per share. Excluding these discrete items from both years, net income for the first half totaled $64.9 million in fiscal 2008 versus $25.5 million in fiscal 2007, an increase of 155 percent, while six-months earnings per share totaled $0.90 in fiscal 2008 versus $0.36 in fiscal 2007, an increase of 150 percent.

“In the first half of fiscal 2008, we successfully executed on many of our strategic initiatives - growing our total student population through improved new student recruiting and better retention, opening new locations and diversifying into secondary education through the acquisition of Advanced Academics,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Earnings were strong as a result of solid revenues, operating leverage and disciplined cost management, as well as the timing of certain marketing and personnel-related expenses now likely to occur in the second half of the year.”

Hamburger added, “We will be making important investments in our technology infrastructure, marketing, recruiting, and student services in the second half of fiscal 2008. These actions, which will add to our costs and impact earnings for the remainder of the fiscal year, are designed to further enhance quality and support growth over the longer term.”

Business Highlights:

DeVry University

Student Enrollment

As previously announced in December 2007, DeVry University achieved its ninth consecutive period of positive undergraduate new student growth and the sixth consecutive period of positive total student enrollment growth. New students increased 10.7 percent and total students increased 10.3 percent. At DeVry University’s Keller Graduate School of Management (KGSM), the number of coursetakers for the 2007 November session increased 12.5 percent.

New Campus Openings/Real Estate Optimization

During the second quarter, DeVry University opened new locations in Louisville, Ky., and Chesapeake, Va. The university also relocated its Bellevue, Wash., and Elgin, Ill., locations.

Employment Statistics

System-wide, 92.6 percent of DeVry University’s October 2006, February 2007 and June 2007 graduates in the active job market were employed in their fields within 6 months of graduation at an average starting salary of $42,805.

Advanced Academics

In November, DeVry completed its acquisition of Advanced Academics Inc., a leading provider of online secondary education, for $27.5 million in cash.

Chamberlain College of Nursing

The company also announced that Chamberlain College of Nursing has received approval to establish new campuses in Phoenix, Ariz., and Addison, Ill., with classes scheduled to begin in March 2008 at both locations. In addition, beginning October 2008 Chamberlain will discontinue the online delivery of its Associates of Science in Nursing degree program offered through its St. Louis, Mo., campus. Students affected by the change may be eligible to enroll in Chamberlain’s bachelor’s program.

Becker Professional Review

As a result of continued demand for highly-skilled accounting and finance professionals, Becker Professional Review once again experienced strong results in the second quarter, with revenue increasing 21.5 percent over last year.

Balance Sheet and Cash Flow

Net interest income for the 2008 fiscal second quarter was approximately $2.8 million, compared to $0.2 million last year. This improvement, combined with strong operating results, resulted in operating cash flow of approximately $52.1 million in the current quarter and approximately $132.1 million in the first six months of fiscal 2008. The ending cash and short-term investment balance of $241 million compared to $171 million a year ago.

Semi-Annual Common Stock Cash Dividend

In November DeVry’s board of directors approved a 20 percent dividend increase, raising its annual dividend rate from $0.10 to $0.12 per share. Payable on a semi-annual basis, the last dividend of $0.06 was paid on January 4, 2008, to common stockholders of record as of December 14, 2007.

Share Repurchase Plan

During the second quarter of fiscal 2008, DeVry repurchased approximately 96,000 shares of its common stock at a cost of approximately $4.8 million. To date, approximately 606,600 shares of DeVry stock have been purchased on the open market as part of this program for a total of $20.7 million at an average cost of $34.16 per share.

Conference Call With Management

DeVry Inc. will hold a conference call to discuss its fiscal 2008 second-quarter results on January 24, 2008, at 3:30 p.m. Central time (4:30 p.m. Eastern time). The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (800) 322-5044 (domestic) or (617) 614-4927 (international). DeVry Inc. will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93 880&eventID=1714175.

Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The company will also archive a telephone replay of the call until February 8, 2008. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 43311656. To access the webcast replay, please visit the company's Web site, or

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=93 880&eventID=1714175.

Long URLs in this release may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.

About DeVry Inc.

DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Advanced Academics, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Advanced Academics provides online secondary education to school districts throughout the U.S. Ross University offers doctoral degree programs through its schools of Medicine and Veterinary Medicine. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Becker CPA Review and Stalla Review for the CFA Exams, provides professional education and exam review for accounting and finance professionals. For more information, visit http://www.devryinc.com.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2008	FY 2007	% Change
Revenues	$273,737	$235,604	+16.2%
Net Income	$35,813	$16,397	+118%
Earnings per Share (diluted)	$0.49	$0.23	+113%
Number of common shares (diluted)	72,520	71,282	+1.6%
	Six Months
	FY 2008	FY 2007	% Change
Revenues	$524,055	$454,819	+15.2%
Net Income	$62,648	$37,317	+67.9%
Earnings per Share (diluted)	$0.87	$0.52	+67.3%
Number of common shares (diluted)	72,274	71,162	+1.5%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

The following table illustrates the effects of the gain/loss on the sale of facilities on the company’s earnings. The non-GAAP disclosure of net income and earnings per share, excluding these items, is not preferable to GAAP net income but is shown as a supplement to such disclosure for comparability to the year-ago quarter’s earnings. The following table reconciles these items to the relevant GAAP information (in thousands, except per share data):

	First Six Months
	FY2008	FY2007
Net Income	$62,648	$37,317
Earnings per Share (diluted)	$0.87	$0.52
Loss/(Gain) on Facility Sales (net of tax)	$2,279	$(11,840)
Earnings per Share (diluted)	$0.03	$(0.16)
Net Income Excluding the Loss/(Gain) on Facility Sales	$64,927	$25,477
Earnings per Share (diluted)	$0.90	$0.36

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates,” “will” or “should" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007. All forward-looking statements in this release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statements.

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2007	2007	2006

ASSETS

Current Assets

Cash and Cash Equivalents	$ 98,912	$ 129,155	$171,346
Marketable Securities	142,144	-	-
Restricted Cash	9,823	14,483	24,091
Accounts Receivable, Net	76,842	43,084	60,350
Inventories	142	141	118
Deferred Income Taxes, Net	17,938	13,915	15,344
Prepaid Expenses and Other	22,456	18,207	21,255

Total Current Assets	368,257	218,985	292,504

Land, Buildings and Equipment

Land	51,431	60,570	61,789
Buildings	206,003	218,836	212,171
Equipment	271,594	260,847	252,269
Construction In Progress	6,375	15,816	12,880

	535,403	556,069	539,109

Accumulated Depreciation and Amortization	(301,362)	(296,742)	(282,458)

Land, Buildings and Equipment, Net	234,041	259,327	256,651

Other Assets

Intangible Assets, Net	65,372	56,920	60,150
Goodwill	308,598	291,113	291,113
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	6,614	4,318	5,933

Total Other Assets	394,034	365,801	370,646

TOTAL ASSETS	$996,332	$ 844,113	$919,801

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2007	2007	2006

LIABILITIES

Current Liabilities

Current Portion of Debt	$ -	$ -	$ 50,000
Accounts Payable	37,029	34,295	32,975
Accrued Salaries, Wages and Benefits	43,249	47,093	43,642
Accrued Expenses	31,312	32,737	29,059
Advance Tuition Payments	10,804	14,402	7,367
Deferred Tuition Revenue	124,539	37,348	119,950

Total Current Liabilities	246,933	165,875	282,993

Other Liabilities

Deferred Income Taxes, Net	16,053	18,343	12,407
Accrued Postemployment Agreements	4,342	4,901	5,341
Deferred Rent and Other	25,839	13,028	14,698

Total Other Liabilities	46,234	36,272	32,446

TOTAL LIABILITIES	293,167	202,147	315,439

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized,
71,361,000, 71,131,000 and 70,907,000 Shares issued
and outstanding at December 31, 2007, June 30, 2007
and December 31, 2006, respectively.	721	716	710
Additional Paid-in Capital	158,663	143,580	129,928
Retained Earnings	568,463	510,979	475,665
Accumulated Other Comprehensive Loss	(1,788)	(918)	(50)
Treasury Stock, at Cost (688,706, 436,786, 86,490 Shares,
Respectively)	(22,894)	(12,391)	(1,891)

TOTAL SHAREHOLDERS' EQUITY	703,165	641,966	604,362

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$996,332	$ 844,113	$919,801
DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2007	2006	2007	2006

REVENUES:

Tuition	$250,695	$217,076	$480,916	$419,709
Other Educational	23,042	18,528	43,139	35,110

Total Revenues	273,737	235,604	524,055	454,819

OPERATING COSTS AND EXPENSES:

Cost of Educational Services	123,887	120,580	244,915	240,884
Loss (Gain) on Sale of Assets	-	-	3,743	(19,855)
Student Services and Administrative Expense	102,917	93,238	194,562	179,036

Total Operating Costs and Expenses	226,804	213,818	443,220	400,065

Operating Income	46,933	21,786	80,835	54,754

INTEREST:
Interest Income	2,892	1,932	5,299	3,370
Interest Expense	(98)	(1,720)	(319)	(3,889)

Net Interest Income (Expense)	2,794	212	4,980	(519)

Income Before Income Taxes	49,727	21,998	85,815	54,235

Income Tax Provision	13,914	5,601	23,167	16,918

NET INCOME	$ 35,813	$ 16,397	$ 62,648	$ 37,317

EARNINGS PER COMMON SHARE
Basic	$ 0.50	$ 0.23	$ 0.88	$ 0.53
Diluted	$ 0.49	$ 0.23	$ 0.87	$ 0.52

Cash Dividend Declared per Common Share	$ 0.06	$ 0.05	$ 0.06	$ 0.05
DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Six Months
	Ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$ 62,648	$ 37,317
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:
Stock-Based Compensation Charge	2,880	3,113
Depreciation	17,263	17,365
Amortization	2,471	4,585
Provision for Refunds and Uncollectible Accounts	28,080	26,440
Deferred Income Taxes	(3,632)	(1,848)
Loss (Gain) on Disposals of Land, Buildings and Equipment	3,730	(19,677)
Changes in Assets and Liabilities, Net of Effects from
Acquisition of Business:
Restricted Cash	4,667	(3,462)
Accounts Receivable	(57,763)	(40,241)
Inventories	10	9
Prepaid Expenses And Other	(4,507)	(7,531)
Accounts Payable	2,652	(6,699)
Accrued Salaries, Wages, Expenses and Benefits	(7,403)	5,950
Advance Tuition Payments	(3,640)	(9,186)
Deferred Tuition Revenue	84,674	88,181

NET CASH PROVIDED BY OPERATING ACTIVITIES	132,130	94,316

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(27,957)	(16,202)
Net Proceeds from Sales of Land and Building	38,528	34,778
Payment for Purchase of Business, Net of Cash Acquired	(27,454)	-
Marketable Securities Purchased	(264,122)	-
Marketable Securities-Maturities and Sales	121,836	-

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(159,169)	18,576

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	11,315	2,098
Reissuance of Treasury Stock	577	398
Repurchase of Common Stock for Treasury	(10,187)	-
Cash Dividend Paid	(3,557)	-
Excess Tax Benefit from Stock-Based Payments	1,210	47
Borrowings from Revolving Credit Facility	25,000	40,000
Repayments Under Revolving Credit Facilities	(26,895)	-
Repayments Under Senior Notes	-	(115,000)

NET CASH USED IN FINANCING ACTIVITIES	(2,537)	(72,457)

Effects of Exchange Rate Differences	(667)	328

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(30,243)	40,763

Cash and Cash Equivalents at Beginning of Period	129,155	130,583

Cash and Cash Equivalents at End of Period	$ 98,912	$ 171,346
DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)

PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)

REVENUES:
DeVry University	$ 213,394	$ 185,656	14.9%	$ 408,159	$ 358,228	13.9%
Professional and Training	17,757	14,615	21.5%	36,070	30,747	17.3%
Medical & Healthcare	42,586	35,333	20.5%	79,826	65,844	21.2%

Total Consolidated Revenues	273,737	235,604	16.2%	524,055	454,819	15.2%

OPERATING INCOME:
DeVry University	28,220	6,791	315.5%	43,781	25,089	74.5%
Professional and Training	5,374	3,183	68.8%	13,732	9,997	37.4%
Medical & Healthcare	15,262	14,003	9.0%	26,863	24,586	9.3%
Reconciling Items:
Amortization Expense	(1,355)	(1,805)	-24.9%	(2,401)	(3,612)	-33.5%
Depreciation and Other	(568)	(386)	47.2%	(1,140)	(1,306)	-12.7%

Total Consolidated Operating Income	46,933	21,786	115.4%	80,835	54,754	47.6%

INTEREST:
Interest Income	2,892	1,932	49.7%	5,299	3,370	57.2%
Interest Expense	(98)	(1,720)	-94.3%	(319)	(3,889)	-91.8%

Net Interest Income (Expense)	2,794	212	$2,582	4,980	(519)	$5,499

Total Consolidated Income before Income Taxes	$ 49,727	$ 21,998	126.1%	$ 85,815	$ 54,235	58.2%

The following table displays the discrete income statement items related to the gains and losses on the sales of operating facilities as a separate component of operating income and income before income taxes. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the quarters.

	For The Six Months
	Ended December 31,
			Increase
	2007	2006	(Decrease)

DeVry University Operating Income	$ 43,781	$ 25,089	74.5%
Loss (Gain) on Sale of Assets	3,743	(19,855)	NM
DeVry University Operating Income (Loss)
Excluding Gain/Loss on Sale of Assets	$ 47,524	$ 5,234	$42,290

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
630-574-1949
or
Dresner Corporate Services
Media Contact:
David Gutierrez
dgutierrez@dresnerco.com
312-780-7204